UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 17, 2015

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Purchase Agreement
On November 17, 2015, Rackspace Hosting, Inc. (the “Company”) and its wholly owned subsidiary, Rackspace US, Inc. (the “Subsidiary Guarantor”), entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, and Goldman, Sachs & Co. as representatives of the several initial purchasers listed in Schedule I thereto (the “Initial Purchasers”), to issue and sell $500,000,000 aggregate principal amount of 6.500% Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Notes will be unconditionally guaranteed on a senior, unsecured basis by the Subsidiary Guarantor. The Company intends to use approximately $140.0 million, together with cash on hand, to repay all outstanding amounts under its senior revolving credit facility. Rackspace intends to use the remaining net proceeds from the offering for general corporate purposes, which may include share repurchases pursuant to its previously announced $1 billion share buyback authorization. The Purchase Agreement contains customary representations, warranties and covenants by the Company and the Subsidiary Guarantor together with customary closing conditions. Under the terms of the Purchase Agreement, the Company and the Subsidiary Guarantor have agreed to indemnify the Initial Purchasers against certain liabilities.
The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Purchase Agreement.
Item 8.01. Other Events
On November 17, 2015, the Company issued a press release announcing the pricing of its offering of $500,000,000 aggregate principal amount of senior notes due 2024. A copy of the press release is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Purchase Agreement, dated as of November 17, 2015, by and among Rackspace Hosting, Inc., Rackspace US, Inc., and Morgan Stanley & Co. LLC and Goldman Sachs & Co. as representatives of the several Initial Purchasers listed in Schedule I thereto.

99.1	Press Release of Rackspace Hosting, Inc., dated November 17, 2015, announcing pricing of its 6.500% Senior Notes due 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	November 19, 2015	By:	/s/ Karl Pichler
Karl Pichler
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
10.1
Purchase Agreement, dated as of November 17, 2015, by and among Rackspace Hosting, Inc., Rackspace US, Inc., and Morgan Stanley & Co. LLC and Goldman Sachs & Co. as representatives of the several Initial Purchasers listed in Schedule I thereto.

99.1	Press Release of Rackspace Hosting, Inc., dated November 17, 2015, announcing pricing of its 6.500% Senior Notes due 2024.